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                                                                   EXHIBIT 10.27





                               PURCHASE AGREEMENT


                                 by and between


                               MITSUI & CO., LTD.


                                       and


                             UNITED AUTO GROUP, INC.


                                   dated as of


                                January 31, 2001

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                               PURCHASE AGREEMENT

         PURCHASE AGREEMENT (the "Agreement") is dated January 31, 2001, by and between UNITED AUTO GROUP, INC., a Delaware corporation (the "Company"), and MITSUI & CO., LTD., a Japanese company, or one of its affiliates (the "Purchaser").


                                    RECITALS

         WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, 1,302,326 shares of Voting Common Stock, par value $0.0001 per share of the Company, for a purchase price of $10.75 per share;

         NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants, representations and warranties and obligations hereinafter set forth, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                         SALE AND PURCHASE OF SECURITIES

         1.1 The Purchase. At the Closing, subject to the terms and conditions hereof, the Purchaser shall purchase (the "Purchase") from the Company, and the Company shall sell to the Purchaser, an aggregate of 1,302,326 shares of Voting Common Stock of the Company (the "Securities") at a purchase price of $10.75 per share and an aggregate purchase price of $14,000,004.50 (the "Purchase Price") payable at the Closing.

         1.2 Use of Proceeds. The Company will use the proceeds of the Purchase for general corporate purposes.

         1.3 The Closing. The closing of the sale and purchase of the Securities (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, at 10:00 a.m. on February 28, 2001 unless the parties otherwise agree in writing (the "Closing Date").

         1.4 Actions at the Closing. At Closing, the following actions shall occur (the "Closing Actions"):

                  (a) The Company shall issue and deliver to the Purchaser the Securities, evidenced by stock certificates in the name of the Purchaser, free and clear of liens and encumbrances thereon.


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                  (b) The Purchaser shall pay the Purchase Price to the account of the Company by wire transfer pursuant to instructions provided by the Company at least five business days prior to the Closing Date.

                  (c) The Company shall make the other deliveries required by
Article IV.

                  (d) The Company shall have filed with the New York Stock Exchange an Application for Listing of Additional Shares with respect to the Securities.

         1.5 Legend.

                  (a) The parties hereby acknowledge and agree that each of the certificates representing the Securities shall include the following legend and any other legend required by law:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  (b) The requirement that the above securities legend be placed upon certificates evidencing shares of Securities shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in an underwritten public offering, (ii) when such shares are transferred pursuant to Rule 144 in compliance with the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, or a "no-action" letter from the staff of the Securities and Exchange Commission, in either case to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.














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                                   ARTICLE II

               REPRESENTATIONS & WARRANTIES CONCERNING THE COMPANY

         The Company hereby represents and warrants to the Purchaser as follows as of the date hereof and as of the Closing Date:

         2.1 Organization and Good Standing; Power and Authority; Qualifications. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as presently conducted and as proposed to be conducted. The Company has all requisite corporate power and authority to enter and deliver this Agreement, to perform its obligations hereunder and carry out the transactions contemplated by the Agreement.

         2.2 Authorization of the Agreement. The execution, delivery and performance of the Agreement has been duly authorized by all requisite corporate action on the part of the Company, including by a disinterested majority of the board of directors of the Company in accordance with Section 144 of the Delaware General Corporation Law, and the Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

         2.3 No Conflict. The execution, delivery and performance by the Company of the Agreement and the consummation by the Company of the transactions contemplated hereby and thereby, and the issuance, sale and delivery by the Company of the Securities will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Company or any of its properties or assets, (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under any agreement of the Company, or result in the creation of any mortgage, lien, security interest, loan, charge or encumbrance, upon any of the properties or assets of the Company, or (c) violate the Certificate of Incorporation or the by-laws of the Company.

         2.4 Consents. No permit, authorization, consent or approval of or by, or any notification of or filing (including any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) with any person (governmental or private) is required in connection with the execution and delivery by the Company of the Agreement or any documentation relating thereto, the consummation by the Company of the transactions contemplated hereby or thereby, or the issuance, sale or delivery of the Securities.






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         2.5 Title to Shares. Upon delivery of the Securities as provided in
Section 1.4, the Securities will be duly authorized and validly issued and the Purchaser will acquire good and valid title to the Securities free and clear of any encumbrances and liens. The Securities shall be fully paid and non-assessable and shall represent approximately 3.17% of the issued and outstanding capital stock of the Company on a fully-diluted basis.

         2.6 Disclosure; Undisclosed Liabilities. This Agreement and each certificate or other instrument, or document furnished by or on behalf of the Company to the Purchaser and the filings and reports of the Company under the Securities Act and the Securities Exchange Act of 1934 do not contain any untrue statement of a material fact or omit to state a fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances in which they were made not misleading. The financial forecasts furnished by the Company to the Purchaser have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's Management as to the expected future financial performance of the Company and its subsidiaries. The Company has no liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (i) as disclosed in its filings under the Securities Act, and (ii) as could not reasonably be expected to have a material adverse effect on the properties, business, results of operations or earnings of the Company.

                                  ARTICLE III

              REPRESENTATIONS & WARRANTIES CONCERNING THE PURCHASER

         3.1 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

                  (a) The Purchaser is acquiring the Securities for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

                  (b) The Purchaser understands that (i) the Securities have not been registered under the Securities Act or any state securities laws, and (ii) the Securities may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration and/or regulation thereunder as the case may be.

                  (c) The Purchaser is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act).

                  (d) The Purchaser is duly organized and validly existing under the laws of the jurisdiction of its organization and has all power and authority to enter into this Agreement.





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                  (e) The execution and delivery of this Agreement has been duly authorized by all requisite corporate action on the part of the Purchaser, and the Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

                  (f) The execution, delivery and performance by the Purchaser of the Agreement and the consummation by the Purchaser of the transactions contemplated thereby will not (a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Purchaser, or any of its properties or assets, or (b) violate the certificate of incorporation or the bylaws of the Purchaser.

                                   ARTICLE IV

                                   CONDITIONS

         4.1 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the Purchase shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                  (a) No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions to be consummated at Closing;

                  (b) All requisite corporate proceedings and approvals of Purchaser in connection with the consummation of the transactions contemplated to be consummated at Closing shall have been obtained on or prior to the Closing Date;

                  (c) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects of such date) and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date and signed by the Company to the effect set forth in this Section 4.1(c);

                  (d) The Company in all material respects shall have performed, satisfied and complied with each of its covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at Closing;

                  (e) Purchaser and the Company shall have executed a mutually acceptable registration rights agreement that shall grant the Purchaser the opportunity to




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participate, in any future registration under the Securities Act of the
Company's equity securities, including without limitation any such registration, resulting from the exercise by Penske Corporation or any of its affiliates of its right to require registration of equity securities held by it, subject to terms and conditions to be negotiated;

                  (f) Purchaser and the Company shall have executed a mutually acceptable amendment of the Stockholders Agreement pursuant to which, among other things, Purchaser shall have the right to (i) appoint one of the members of the Board of Directors of the Company or, at Purchaser's sole discretion, a non-voting observer to the Board of Director of the Company, and (ii) designate one of the senior executives of the Company;

                  (g) the Purchaser and the Company shall have executed a mutually acceptable collaboration agreement under which both parties shall carry out joint evaluation for exploration of certain business opportunities within the retail automobile industry;

                  (h) At Closing the Company shall have delivered to the Purchaser all the certificates for the Securities as provided in Section 1.4; and

                  (i) The Purchaser shall have received an opinion, addressed to it, and dated the Closing Date, from counsel to the Company in form and substance reasonably satisfactory to the Purchaser with respects to completion of corporate action and enforceability.

         4.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the Purchase shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                  (a) Each of the representations and warranties of Purchaser contained in this Agreement shall be true and correct as of Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date);

                  (b) Purchaser in all material respects shall have performed, satisfied and complied with each of its covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at Closing;

                  (c) Purchaser shall have executed an amendment to the Stockholders Agreement, in a form mutually acceptable to the Company and the Purchaser, which shall serve to add Purchaser as a party to the Stockholders Agreement;





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                  (d) Purchaser shall have paid the Purchase Price in accordance with Section 1.4;

                  (e) the Purchaser shall have delivered to the Company a certificate dated the Closing Date and signed by the Purchaser to the effect that the execution, delivery and performance of the Agreement has been duly authorized by all requisite corporate action on the part of the Purchaser and the Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally;

                  (f) Purchaser and the Company shall have executed a mutually acceptable registration rights agreement that shall grant the Purchaser the opportunity to participate, in any future registration under the Securities Act of the Company's equity securities, including without limitation any such registration, resulting from the exercise by Penske Corporation or any of its affiliates of its right to require registration of equity securities held by it, subject to terms and conditions to be negotiated;

                  (g) Purchaser and the Company shall have executed a mutually acceptable amendment of the Stockholders Agreement pursuant to which, among other things, Purchaser shall have the right to (i) appoint one of the members of the Board of Directors of the Company, or, at Purchaser's sole discretion, a non-voting observer to the Board of Directors of the Company, and (ii) designate one of the senior executives of the Company; and

                  (h) the Purchaser and the Company shall have executed a mutually acceptable collaboration agreement under which both parties shall carry out joint evaluation for exploration of certain business opportunities within the retail automobile industry.

                                   ARTICLE V

                                  TERMINATION

         5.1 Termination. This Agreement may be terminated at any time prior to the Closing Date upon written notice of such termination by the terminating party to the other party setting forth the basis for such termination:

                  (a) by mutual written consent of the Company and the Purchaser; or

                  (b) by either the Purchaser or the Company if any of the applicable conditions set forth in Article IV have not been satisfied or waived as of the Closing Date; or






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                  (c) by the Purchaser if the requisite corporate approvals of
Purchaser have not been obtained;

                  (d) by either the Purchaser or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoing or otherwise prohibiting the transactions contemplated by this Agreement; or

                  (e) by the Purchaser or the Company, (i) if any representation or warranty of the other set forth in this Agreement shall be untrue in any material respect when made to the extent that such first party did not have actual knowledge of such breach as of the date of this Agreement, or (ii) upon a breach in any material respect of any covenant or agreement on the part of the other set forth in this Agreement, in each case which would constitute a failure of the condition to Closing of the first party.

         5.2 Effects of Termination. In the event of termination of this Agreement pursuant to Section 5.1, this Agreement shall become void and have no effect, without any liability to any person in respect hereof, except for any liability resulting from such party's breach of this Agreement. Notwithstanding anything to the contrary contained herein, Purchaser shall have no liability to the Company or any other person in the event Purchaser terminates this Agreement pursuant to Section 5.1(c).

         5.3 Survival of Representations. The representations and warranties made in this Agreement shall survive for a period ending eighteen months after Closing, provided that the representation and warranties of the Company set forth in Section 2.5 shall survive without limitation.



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                                   ARTICLE VI

                                 MISCELLANEOUS

         6.1 Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy (with confirmation promptly sent by regular mail), nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                           (i)      if to the Company, to:

                                    United Auto Group, Inc.
                                    13400 Outer Drive, West

                                    Suite B36
                                    Detroit, Michigan 48239-4001
                                    Attention:  General Counsel

                           (ii)     if to the Purchaser, to:

                                    Mitsui & Co., Ltd.
                                    First Motor Vehicles Div.
                                    2-1, Ohtemachi 1-chome, Chiyoda-ku
                                    Tokyo, Japan
                                    Attention: General Manager of First Motor
                                               Vehicles Div.

                                    with a copy to:

                                    Debevoise & Plimpton
                                    875 Third Avenue
                                    New York, New York 10022
                                    Attention: Christopher Smeall, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given when received.

         6.2 Amendments and Waivers. This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

         6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and the personal representatives and assigns of the parties hereto, whether so expressed or not.

         6.4 Entire Agreement. This Agreement (with the documents referred to herein or delivered pursuant hereto and together with the Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

         6.5 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof which might result in the application of the laws of any other jurisdiction.

         6.6 Submission to Jurisdiction. Each of the Company and the Purchaser hereby (i) irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York



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solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and (ii) agrees that service of any process, summons or notice by international courier to the address set forth in Section 6.1 shall be effective service of process for any action or proceeding brought against it in any such court.

         6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. All signatures need not appear on any one counterpart.

         6.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         6.9 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         6.10 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         6.11 Expenses. Each party to this Agreement shall bear its own cost and expenses, including fees of consultant(s), accountant(s), counsel, and other persons acting on behalf of or for such party.

                  [Remainder of Page Intentionally Left Blank]





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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.



                                        COMPANY:

                                        UNITED AUTO GROUP, INC.


                                        By:  /s/ Roger S. Penske
                                             --------------------------------
                                               Name:  Roger S. Penske
                                               Title: Chief Executive Officer


                                        PURCHASER:

                                        MITSUI & CO., LTD.


                                        By:  /s/ Motokazu Yoshida
                                             -------------------------------
                                               Name:  Motokazu Yoshida
                                               Title: Motor Vehicles, Marine
                                                      & Aerospace Group